Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM F-3

(Form Type)

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, par value $0.40 per share	Rule 457(c)	46,970,045	(1)	$15.75	(2)	$739,543,357.81	$	0.00015310	$113,224.10
Fees Previously Paid								$—			$—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$739,543,357.81	$	0.00015310	$113,224.10
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$113,224.10

(1)	Represents a total of 46,970,045 Class A Ordinary Shares of DDC Enterprise Limited (the “Company”) that will be offered for resale by the selling shareholders from time to time pursuant to the prospectus contained herein, comprising (i) 307,693 Class A Ordinary Shares issued to certain selling shareholders prior to the date hereof, (ii) 395,354 Commitment Shares, (iii) 12,068,695 ELOC Shares, (iv) 23,134,760 Class A Ordinary Shares issuable upon conversion of certain convertible notes held by the selling shareholders, and (v) 11,063,543 Class A Ordinary shares issuable upon exercise of certain warrants held by the selling shareholders. Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) and (g) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $15.745 per share, which is the average of the high and low prices of the Registrant’s Class A Ordinary Shares, as reported on the NYSE American, on July 18, 2025.